CONTINUING GUARANTY AND INDEMNITY FOR INTERNATIONAL CREDITS
                          (For U.S. Resident Guarantors)

GUARANTY: To induce NBD Bank of 611 Woodward Avenue, Detroit, Michigan 48226, directly or through any of its affiliates including The First National Bank of Chicago, acting through any of their respective branch offices, subsidiaries or affiliates (the "Bank"), at its option, to make loans, extend or continue credit or some other transaction, including letters of credit and foreign exchange contracts, present or future, direct and indirect, and whether several, joint or joint and several (referred to collectively as "Liabilities"), to Interface Systems International, Ltd., and its their successors (the "Borrowers"), and because the undersigned (the "Guarantor") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guarantees to the Bank, a primary obligor and not merely as surety, that the Liabilities will be paid when due, whether by acceleration or otherwise, in accordance with the terms and conditions of the documentation related to the Liabilities. The Guarantor will not only pay the Liabilities, but will also reimburse the Bank for accrued and unpaid interest, taxes and any expenses, including reasonable attorneys' fees, that the Bank may pay in relation to the Liabilities or this Agreement, and for liquidating any collateral.

INDEMNITY: As an additional and continuing obligation, the Guarantor independently, unconditionally and irrevocably agrees that, should the Liabilities not be recoverable from the Guarantor under the preceding paragraph for any reason whatsoever, the Guarantor will on demand pay the Bank in the currency and otherwise as provided in the documentation for the Liabilities, the outstanding balance of the Liabilities, including accrued and unpaid interest, taxes and expenses, including reasonable attorneys' fees, that the Bank may pay in relation to the Liabilities or this Agreement, and for liquidating any collateral, by way of a full indemnity.

NO DEDUCTION: All payments of the Liabilities will be made by the Guarantor without deduction for or on account of any present or future charges of whatever nature imposed by any governmental authority. If those charges are imposed, the Guarantor will pay them in addition to paying the Liabilities as required by this Agreement, and will furnish certified copies of all official receipts evidencing payment of the charges to the Bank within 45 days after their due date.

LIMITATION: [The Guarantor's obligation under this Agreement is UNLIMITED.] [Regardless of the amount of Liabilities outstanding at any time, the Guarantor's obligation under this Agreement does not exceed the principal
amount of    N/A  (       ) the amount(s) reflected in Exhibit A, plus
interest, expenses, and fees.]

CONTINUED RELIANCE: The Bank may continue to make loans or extend credit to the Borrower based on this Agreement until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of the Bank on the first business day following receipt of the notice at the address specified above. If terminated, the Guarantor will continue to be liable to the Bank for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of those Liabilities.

SECURITY: As security for this Agreement, the Guarantor pledges and grants to the Bank a continuing security interest in the property described below and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Collateral"):

1. All securities and other property of the Guarantor in the custody, possession or control of the Bank's Commercial Loan Department except property held in a fiduciary capacity.

2. All property or securities declared or acknowledged to constitute security for any past, present or future liability, direct or indirect, of the Guarantor to the Bank;

3.      All balances of deposit accounts of the Guarantor with the Bank.

4. The following additional property of the Guarantor: accounts receivable, inventory, machinery and equipment.

The Bank has the right at any time to apply its own debt or liability to the Guarantor in whole or partial payment or this Agreement or other present or future liabilities of the Guarantor to the Bank, direct or indirect, without any requirement of mutual maturity.

INCORPORATION: The Guarantor agrees that so long as any Liability remains outstanding, it will observe, for the benefit of the Bank, the covenants and events of default set forth in the Credit Authorization Agreement dated February 19, 1997 between NBD Bank and the Guarantor, as amended (the "Credit Agreement"), which are incorporated by reference. Those covenants and events of default shall remain in force until this Guaranty is no longer in force, notwithstanding any termination of the Credit Agreement.

EVENTS OF DEFAULT/ACCELERATION: The Bank has the right to terminate any commitment to extend credit or complete other transactions with any Borrower, and demand payment under this Agreement whether or not all of any part of the Liabilities have matured, if any of the following events occurs:

1. Any Guarantor or Borrower fails to pay when due any amount payable under this Agreement or under any agreement or instrument evidencing debt to any creditor.

2. Any Guarantor or Borrower (i) fails to observe or perform any term of this Agreement or the Liabilities; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Agreement), including any capitalized lease obligation, such that the creditor declares the debt due before its maturity.

3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of any loan by any Borrower or Guarantor from any creditor, or any guarantor fails to promptly perform under its guaranty.

4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Guarantor or Borrower or any affiliate of any Guarantor or Borrower, or if any of them becomes subject to any multi-employer plan.

5. Any Guarantor or Borrower becomes insolvent or unable to pay its debts as they become due.

6. Any Guarantor or Borrower (i) makes an assignment for the benefit of creditors; (ii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

7. A custodian, receiver or trustee is appointed for any Guarantor or Borrower or for a substantial part of its assets without its consent, and is not removed within 60 days after the appointment.

8. Proceedings are commenced against any Guarantor or Borrower under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction, and they remain dismissed for 60 days after commencement; or any Guarantor or Borrower consents to the commencement of those proceedings.

9. Any judgment is entered against any Guarantor or Borrower, or any attachment, levy, or garnishment is issued against any property of any Guarantor or Borrower, where the USD equivalent of the claim exceeds $ N/A.

10.     Any Guarantor or Borrower dies.

11. Any Guarantor or Borrower, without the Bank's written consent, (i) is dissolved, (ii) merges or consolidates with any third party, (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (iv) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of such business, or (v) agrees to do any of the foregoing.

12. The loan-to-value ratio of any pledged securities at any time exceeds N/A % and that excess continues for five (5) days after notice from the Bank to any Guarantor.

13. There is a substantial change in the existing or prospective financial condition of any Guarantor or Borrower which the Bank in good faith determines to be materially adverse.

14.     The Bank in good faith deems itself insecure.

REMEDIES ON DEFAULT: In addition, the Bank has all of the rights and remedies provided by law or under any other agreement to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured part under the Uniform Commercial Code. These rights and remedies are cumulative and not exclusive. If the Guarantor is entitled to notice, that requirement is met if the Bank sends notice at least seven (7) days prior to the date of sale, disposition or other event which requires notice. The proceeds of any sale will be applied first to costs, then toward payment of the amount owing under this Agreement. The Bank may cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee.

        For purposes of the following paragraphs, "any collateral" shall include the Guarantor's Collateral and any other collateral securing the Liabilities.

NEGATIVE PLEDGE: The Guarantor will not allow any lien to exist on any of its property or any property belonging to any Borrower, except liens known to the Bank and existing on the date of this Agreement and new liens which in aggregate, total less than USD NA or equivalent with respect to the Guarantor and --NA------ or equivalent in the aggregate with respect to the Borrowers. Guarantor further agrees that it will not execute any agreement containing a negative pledge clause with any other lender.

ACTION REGARDING BORROWER: If any monies become available that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Agreement. The Bank may take any action against any Borrower, any collateral, or any other person liable for any of the Liabilities. The Bank may release any Borrower or anyone else from the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Bank does not have to exercise any rights that it has against any Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If any borrower requests more credit or any other benefit, the Bank may grant it and the Bank may grant renewals, extensions, modifications and amendments of the Liabilities and otherwise deal with any Borrower or any other person as the Bank sees fit and as if this Agreement were not in effect.

The Guarantor's obligations under this Agreement are not released or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, (c) any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting any Borrower or any of its assets, (d) any change in the composition or structure or any Borrower or Guarantor, including a merger or consolidation with any other person or entity, or (e) the full or partial assignment of any Liability.

NATURE OF GUARANTY: This Agreement is a guaranty of payment and not of collection. Therefore, the Bank may insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Liabilities. The obligation of the Guarantor is unconditional and absolute, even if all or any part of any agreements between the Bank and the Borrower is unenforceable, void voidable or illegal, and regardless of the existence of any defense, setoff or counterclaim which the Borrower may assert.

OTHER GUARANTORS: Any Guarantor's obligations under this Agreement are joint and several with any other guarantor of the Liabilities. If the Bank elects to enforce its rights against less than all guarantors of the Liabilities, that election does not release any Guarantor from its obligations under this Agreement. The compromise or release of any of the obligations of any of the other guarantors or the Borrower does not serve to waive, alter or release the Guarantor's obligations.

RIGHTS OF SUBROGATION: The Guarantor will not enforce any rights of subrogation, contribution or indemnification that it has against the Borrower, any person liable on the Liabilities, or any collateral, until the Borrower and the Guarantor have fully performed all their obligations to the Bank, even if those obligations are not covered by this Agreement. The Guarantor further agrees that if all or any part of the payments to the Bank on the Liabilities are invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then this Agreement and any Collateral remain in full force and effect (or are reinstated as the case may be) until payment in full of those amounts. That payment is due on demand.

WAIVERS: The Guarantor waives any right it may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Agreement, (ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, (v) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any Liability, which it is entitled to by law or under any other agreement. Any waiver affects only the specific terms and time period stated in the waiver. The Bank may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Agreement is effective unless it is in writing and signed by the party against whom it is being enforced.

REPRESENTATIONS BY GUARANTOR: Each Guarantor represents that: (a) the execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Agreement is a valid and binding agreement enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Guarantor, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers; (ii) have been duly authorized by all necessary action of its governing body; and
(iii) do not contravene the terms of its articles of incorporation or organization, its by-laws or any agreement governing its affairs.

NOTICES: Notice from one party to another relating to this Agreement is effective if made in writing (including telecommunications) and delivered to the recipients address, telex number or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service, or (e) telex, facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section is deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service.

LAW AND JUDICIAL FORUM THAT APPLY: This Agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Agreement may be brought in any court of the State of Michigan or of the United States of America for the Eastern or Western District of Michigan, as the Bank in its sole discretion elects. By the execution and delivery of this Agreement, the Guarantor submits to and accepts the jurisdiction of those courts with regard to any action or proceeding, for itself and in respect of its property, generally and unconditionally, and agrees that service of process pursuant to the NOTICE section, or pursuant to court rule, will grant personal jurisdiction over the Guarantor to that court. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any suit, action or proceeding.

FOREIGN CURRENCY: The specification of payment in a specific place and time pursuant to the documentation relating to the Liabilities is essential.
That currency or those currencies are also the currency of account and payment under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Agreement upon conversion to the currency of account and transfer to the place specified for payment, the Bank has an independent cause of action against the Guarantor for the deficiency.

MISCELLANEOUS: The Guarantor's liability under this Agreement is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Agreement regardless of the Guarantor's liability under any other guaranty. This Agreement binds the Guarantor's heirs, successors and assigns, and benefits the Bank and its successors and assigns. The use of headings does not limit the provisions of this Agreement.

WAIVER OF JURY TRIAL: The Bank and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them has to a trial by jury in any litigation based on or arising out of this Agreement or any related instrument or agreement, or any of the transactions implied by this Agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Guarantor may seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions may not be modified in any respect or relinquished by either the Bank or any Guarantor except by a written instrument executed by all of them.


Dated:  February 19, 1997


                                  GUARANTOR

                                  I.G. K. Industries, Inc.

Address for Notices:     By: David O. Schuppp
7332 Jackson Rd.                  Its: Treasurer
Ann Arbor, MI  48103